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                                                                  Exhibit 10.44

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT AGREEMENT DATED AS OF [__________], AS THE SAME MAY BE MODIFIED, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

                       ANCHOR GLASS CONTAINER CORPORATION

                          Common Stock Purchase Warrant

            Representing Right To Purchase [__________] shares of Class C Common Stock of Anchor Glass Container Corporation (as such number may be adjusted as provided herein).

No. 3


            FOR VALUE RECEIVED, ANCHOR GLASS CONTAINER CORPORATION, a Delaware Company (the "Company"), hereby certifies that [__________], or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), up to a total of [__________] shares (as such number of shares may be adjusted pursuant to Section 2 and/or 4 below, the "Warrant Shares") of Class C Common Stock (as hereinafter defined), at a price per share equal to the Exercise Price (as hereinafter defined). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") and entitles the Holder to purchase the Warrant Shares (as hereinafter defined).

            Section 1. Definitions. Terms defined in the Warrant Agreement (as hereinafter defined) or in the Credit Agreement (as defined in the Warrant Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

            "Additional Shares" means any shares of Common Stock other than (i) the Warrant Shares, (ii) Common Stock outstanding on the Closing Date issued pursuant to the Equity Financing Documents, and (iii) shares of Common Stock issued upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Certificates of
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Designation therefor as in effect on the Closing Date. The numbers of shares of
Common Stock specified in clauses (ii) and (iii) shall be appropriately adjusted pursuant to Section 4 hereof to reflect any events specified therein.

            "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock (other than the Class A Preferred Stock and the Class B Preferred Stock outstanding on the Closing Date or, in the case of the Class A Preferred Stock, Stock Dividends paid thereon in accordance with the Certificate of Designation therefor as in effect on the Closing Date).

            "Date of Issuance" shall have the meaning provided in Section 8 hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exercise Period" shall mean the period of time from April 17, 1997 until 5:00 P.M., local time in New York City, on April 17, 2007.

            "Exercise Price" shall be $.10, which is deemed to be paid upon issuance of the relevant Warrants by virtue of the making and maintaining of the Bridge Loan.

            "Majority Holders" means the Holder or Holders who hold in the aggregate Warrants exercisable for a majority of Warrant Shares issuable upon exercise of the outstanding Warrants.

            "Trading Price" shall have the meaning provided in Section 4 hereof.

            "Warrant Agreement" shall mean the Warrant Agreement, dated as of [__________], between the Company and the Initial Holder, as such agreement shall be modified, amended and supplemented and in effect from time to time.

            Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may after the date hereof notify the Holder in writing), or at the office of its transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed; provided, however, that the Holder shall not be entitled to exercise this Warrant to the extent that, as a result of such exercise, the Holder and its Affiliates, directly or indirectly, would, in the Holder's sole judgment, own, control or have power to vote a greater quantity of securities of any kind issued by the Company than the Holder and its Affiliates shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to the Holder and its Affiliates (including, without limitation, any applicable provision of Regulation Y).

            Upon receipt by the Company of this Warrant and such Purchase Form, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such


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Purchase Form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issuance of the Warrant Shares (other than any such taxes in connection with a transfer of Warrants to another Holder). If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

            Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 6 of the Warrant Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

            Section 4.1. Adjustment of Number of Warrant Shares. The number of Warrant Shares purchasable pursuant hereto shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this
Section 4.1.

            (a) In case the Company shall at any time after the Date of Issuance
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.


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            (b) If the Company at any time shall issue or sell, or be deemed to have issued or sold any Additional Shares at a price less than the Trading Price per share of Common Stock or any Convertible Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 4.1), which are exercisable, convertible or exchangeable for Additional Shares at an exercise, conversion or exchange price less than the Trading Price per share of Common Stock, or, if there is no Trading Price at such time, at a price per share less than the Fair Market Value of the Common Stock at such time, then the number of Warrant Shares purchasable hereunder after such issuance or sale, or deemed issuance or sale shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of "Common Stock Deemed Outstanding" (as defined below) immediately prior to such issuance or sale, or deemed issuance or sale plus the number of shares of Common Stock that the maximum aggregate consideration received or receivable by the Company upon such issuance or sale or deemed issuance or sale, as the case may be, of such Additional Shares (including the issue price of any such Convertible Securities) would purchase at the Trading Price in effect immediately prior to such issuance or sale or deemed issuance or sale, as the case may be, or, if there is no Trading Price at such time, at the Fair Market Value of the Common Stock at such time, and (ii) the numerator of which is the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale or deemed issuance or sale, as the case may be. For purposes of this Section 4, the term "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs (i) and (ii) of Section 4.2(a) hereof. Shares of Common Stock owned by or held for the account of the Company or any Subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur; provided that no adjustment shall be made for the issuance of Additional Shares upon the exercise, conversion or exchange of any Convertible Securities if an adjustment has previously been made upon the issuance of such Convertible Securities.

            (c) If the Company at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing Company) of evidences of its indebtedness, cash or other assets (excluding dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares that can be purchased hereunder shall have been adjusted pursuant to subsection (a) of this
Section 4.1 or regular cash dividends payable out of earnings or surplus and made in the ordinary course of business) the number of Warrant Shares that can be purchased hereunder after such record date shall be determined by multiplying the number of Warrant Shares that can be purchased hereunder immediately prior to such record date by a fraction, of which the denominator shall be the Trading Price per share of Common Stock on such record date, less the Fair Market Value (as determined in the reasonable judgment of the board of directors of the Company and described in a statement transmitted by telecopier, mailed by certified mail, delivered in person or sent by a nationally recognized courier or delivery service to the Holder) of the portion of the evidences of its


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indebtedness, cash or other assets so to be distributed to a holder of one share of Common Stock, and the numerator shall be such Trading Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

            (d) Determination of Trading Price. The "Trading Price" per share of Common Stock on any record date shall mean, as to any security:

                  (i) such security's closing sales price on the principal nationally recognized domestic securities exchange (including the Nasdaq Stock Market - National Market tier) on which such security may, at the time, be listed, or if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all exchanges on which such security may, at the time, be listed, at the end of such day, or

                  (ii) if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Inter-Dealer Quotation System (the "NASDAQ System") as of the close of trading in New York, New York on such day, or

                  (iii) if on any day such security is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, as reported on the date of the applicable issuance or sale or deemed issuance or sale, as the case may be, provided that if such date is not a Trading Day, as reported on the Trading Day immediately preceding such date. As used herein, the term "Trading Day" shall mean any day on which trading takes place on the applicable securities exchange or the NASDAQ System on which the Common Stock is listed or traded, as the case may be.

            (e) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.1.

            (f) Whenever the number of Warrant Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately thereafter, provided that in no event shall the Exercise Price ever exceed $.10, which is deemed paid through the making of the Bridge Loans.


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            Section 4.2 (a) Effect of Certain Events on Adjustment of Number of
Warrant Shares. For purposes of determining the number of Warrant Shares purchasable under Section 4 hereof (except in the case of securities and transactions described in section 4.2 (c) hereof), the following will be applicable:

                  (i) Warrants, Options or Other Rights. If the Company issues, sells or grants any warrants, options or other rights to subscribe for, purchase or otherwise acquire Common Stock or any stock, evidences of indebtedness or other securities, directly or indirectly, convertible into or exchangeable for Common Stock (such warrants, options or other rights being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share of Common Stock issuable upon exercise of such Options and/or upon conversion or exchange of such Convertible Securities (the "Option Price") is less than the Trading Price of the Common Stock at the time of the granting of such Options, or, if there is no such Trading Price at such time, at a price per share less than the Fair Market Value of the Common Stock at such time, then the total maximum number of shares of Common Stock issuable upon exercise of such Options and/or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Company for the Option Price. For purposes of this paragraph (i), the Option Price will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon exercise of all such Options, plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance of all such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in paragraphs (iii) and (iv) of this Section 4.2(a), no adjustment to the number of Warrant Shares will be made when Convertible Securities are actually issued upon exercise of such Options or when Common Stock is actually issued upon exercise of such Options or the conversion or exchange of such Convertible Securities. For purposes of this paragraph (i) and paragraph (ii) of Section 4.2(a) hereof, Fair Market Value means an amount per share of Common Stock determined, in good faith, by the Board of Directors; provided that, if the Majority Holders notify the Company in writing, within thirty (30) days after the date of the notice described in
Section 4.7 hereof, that they disagree with the Fair Market Value of the Common Stock as determined by the Board of Directors and that they desire a determination of Fair Market Value in accordance with clauses (A) through (E) of this paragraph (i), the following shall apply:

                  (A) the Majority Holders shall select a nationally recognized investment banking firm which shall be identified in the notice described above;

                  (B) the Company within thirty (30) days thereafter shall select a nationally recognized investment banking firm and notify the Majority Holders;


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                  (C) the two investment banking firms shall each make a
determination of the Fair Market Value of the Common Stock and if the two determinations differ by no more than five percent (5%) of the higher of the two determinations, the Fair Market Value of the Common Stock shall be the average of the two determinations;

                  (D) if the two determinations made under clause (C) differ by more than five percent (5%) of the higher of the two determinations, the two investment banking firms shall select a third nationally recognized investment banking firm which will determine the Fair Market Value of the Common Stock within the range of the two determinations made under clause (C); and

                  (E) the Company and the Majority Holders shall bear the costs of their respective investment banking firms and, if applicable, the cost of the third investment banking firm shall be borne by the Company or the Majority Holders, as the case may be, whose determination made under clause C is the furthest from the determination made under clause D.

                  (ii) Convertible Securities. If the Company issues or sells (or otherwise creates) Convertible Securities (other than Convertible Securities deemed to be outstanding and to have been issued and sold as described in paragraph (i) of this Section 4.2(a) and in respect of which adjustment to the number of Warrant Shares has been made in accordance with said paragraph), and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (the "Conversion Price") is less than the Trading Price of the Common Stock at the time of issuance or sale or deemed issuance or sale, or, if there is no such Trading Price of the Common Stock at such time, at a price per share less than the Fair Market Value of the Common Stock at such time, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for the Conversion Price. For purposes of this paragraph (ii), the Conversion Price will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in paragraphs (iii) and (iv) of this Section 4.2, no adjustment to the number of Warrant Shares will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities.

                  (iii) Change in Option Price, Conversion Price or Conversion Rate. If the Option Price provided for in any Options, the Conversion Price provided for in any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than under or by reason of provisions of the type set forth in this Section 4 that are designed to protect against dilution and that have no more favorable effect on the holder of such Options or Convertible Securities than this Section 4 would have if this Section 4 were included in the instrument representing such Options or Convertible Securities), then the number of Warrant Shares purchasable at the time of such change will be readjusted at such time to the number of Warrant Shares that would have been purchasable had


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such Options or Convertible Securities outstanding at the time of such change provided for such changed Option Price, Conversion Price or conversion rate at the time of the original grant, issuance or sale.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option, or the termination of any right to convert or exchange any Convertible Security, without the exercise of such Option or the right to convert or exchange such Convertible Security, the number of Warrant Shares then purchasable will be adjusted at the time of such expiration or termination to the number of Warrant Shares that would have been purchasable had such Option or Convertible Security never been granted or issued; provided that no such adjustment will affect any shares of Common Stock issued upon conversion of Shares of Series A 10% Preferred Stock prior to the date such adjustment is made.

                  (v) Calculation of Consideration. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold, as the case may be, for consideration that includes cash, then the amount of cash consideration received and/or receivable by the Company will be deemed to be the cash portion thereof. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold, as the case may be, for consideration part or all of which is other than cash, then the amount of the consideration other than cash received and/or receivable by the Company will be the fair value thereof, except where such consideration consists of securities for which there is a Trading Price in which case the amount of such consideration received and/or receivable by the Company will be the Trading Price thereof, in each case determined as of the date that such Common Stock Options or Convertible Securities are issued or sold or deemed to have been issued or sold, as the case may be. If any Common Stock, Options or Convertible Securities are issued in connection with any merger, consolidation or other business combination in which the Company is the surviving or resulting entity, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving or non-resulting entity or entities as is attributable to such Common Stock Options or Convertible Securities, as the case may be. For purposes of this paragraph
(v) of Section 4.2(a), the determination of fair value and any attribution of fair value to any Common Stock, Options or Convertible Securities shall be made by the Board of Directors in good faith.

                  (vi) If the Company shall be a party to any transaction, including without limitation, any merger consolidation, sale of all or substantially all of the Company's assets, liquidation, or recaptalization of the Common Stock (a "Transaction"), in which the Common Stock outstanding immediately prior to the consummation of the Transaction shall be changed into, or exchanged for, (A) different securities of the Company (B) common stock or other securities of another Company, (C) interests in a noncorporate entity, or
(D) other property (including cash) of any combination of the foregoing, then, as a condition of the consummation of any such Transaction, lawful and adequate provision shall be made so that each holder of Warrants shall be entitled, upon exercise of such Warrants, to receive an amount per Warrant Share so converted equal to (Y) the aggregate amount of securities, interests, cash and/or other property (payable in kind), as the case may be, into which or for which a share of Common Stock


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was changed or exchanged in such Transaction times (Z) the number of shares of
Common Stock for which such Warrant Share was exercisable immediately prior to such Transaction.

            (c) Excluded Securities and Transactions. The following securities and transactions shall be excluded from the operation of Sections
4.1 and 4.2:

                  (i) the existence and any exercise of Common Stock Purchase Warrants (A) issued to Bankers Trust Company and/or its affiliates and (B) issued in connection with the sale of the Company's debt securities, in each case for shares of Class C Common Stock in an amount not to exceed in the aggregate ten percent (10%) of the fully diluted common equity of the Company;

                  (ii) the existence of Three Million Three Hundred Sixty Thousand (3,360,000) shares of the Series B 8% Cumulative Convertible Preferred Stock of the Company issued and outstanding on the date hereof, the payment of in-kind dividends on outstanding shares of the Series B 8% Cumulative Convertible Preferred Stock, including dividends on outstanding shares received as dividends, and the conversion of outstanding shares of Series B 8% Cumulative Convertible Preferred Stock into Class B Common Stock;

                  (iii) the existence of Four Hundred Ninety Thousand Eight Hundred Ninety Eight (490,898) shares of Class A Common Stock issued and outstanding on the date hereof;

                  (iv) the existence of Two Hundred Thousand (200,000) shares of Class B Common Stock issued and outstanding on the date hereof;

                  (v) the existence of Two Million Two Hundred and Thirty Nine Thousand Three Hundred and Twenty (2,239,320) shares of the Series A 10% Cumulative Convertible Preferred Stock of the Company issued and outstanding on the date hereof, and the conversion of such outstanding shares into Class A Common Stock;

                  (vi) any grant or exercise of options to purchase up to an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock pursuant to any employee stock plan or non-employee director stock plan approved by the Board of Directors and, if required, by the stockholders of the Company; and

                  (vii) the issuance of additional shares of Series A 10% Preferred Stock to the Anchor Glass Container Corporation Service Retirement Plan, the Pension Plan for Hourly Employees, Latchford Glass Company and Associated Companies and/or the Anchor Glass Container Corporation Retirement Plan for Salaried Employees pursuant to the Agreement between the PBGC and the Company dated February 3, 1997.

            Section 4.3. Other Events. If any event occurs as to which the foregoing provisions of Section 4.1 or 4.2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect


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the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid.

            Section 4.4. Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

            Section 4.5. Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder in the case of the issuance of the Warrants or the issuance of shares of the Warrant Shares.

            Section 4.6. Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its Subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

            Section 4.7. Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant the Company shall, within 30 days thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. If the Company shall fail to so timely deliver any notice required pursuant to this Section 4.7, the Exercise Period shall be extended until the Holder shall have received the proper notification under this
Section 4.7.

            Section 5.1. Special Covenants of the Company. The Company covenants and agrees that until all Warrants have been exercised in full:

            (a) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Warrant Agreement or to delay the merger of the Class C Common Stock with the Class A Common Stock to a date after April 17, 2000, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment in accordance with the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrants above the Exercise Price payable therefor and (ii) will take all such action as may be necessary or appropriate in order that the

      Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all Warrants from time to time outstanding.

            (b) If at any time as any Common Stock is listed on any national securities exchange (as defined in the Exchange Act) or on the NASDAQ National Market System, the Company will, at its expense, obtain and maintain the approval for listing on each such exchange or on the NASDAQ National Market System upon official notice of issuance of all Warrant Shares receivable upon the exercise of the Warrants at the time outstanding and maintain the listing of such Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (and any similar state statute then in effect) or on the NASDAQ National Market System, and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

            (c) The Company covenants and agrees to give the Initial Holder (to the extent it or any of its Affiliates is still a Holder) prior written notice of the expiration of the Exercise Period of the Warrants. Such notice shall be delivered not less than thirty (30) days but not more than sixty (60) days prior to such expiration; provided that if the Company fails to give such notice, the expiration of such Exercise Period shall not occur in respect of Warrants held by the Initial Holder (or its Affiliates), until thirty (30) days after such notice is delivered.

            Section 5.2. Pro Rata Purchase. If at any time the Company or any of its Affiliates shall offer to purchase any shares of Common Stock, other than shares purchased from any employees of the Company or any of its subsidiaries as permitted by the terms of any employee benefit plan or stockholders or similar agreement that has been approved by the Board of Directors of the Company, the Company shall, as part of such offer, also make an offer to purchase the Warrants and Warrant Shares from the holders of all outstanding Warrant Shares and Warrants, and with any purchase pursuant to each offer to be allocated pro rata among the holders of Warrant Shares and Warrants and the other holders of Common Stock accepting each offer to purchase.

            Section 6. Notification by the Company. In case at any time:

            (i) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

            (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

            (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the

      Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

            (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder not less than 30 days before any record date or other date set for definitive action of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up shall take place or be voted on by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 6 shall so state.

            Section 7. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the purchase price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

            Section 8. Date of Issuance. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

            Section 9. Amendment and Waiver. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

            (b) Any such amendment, modification or waiver effected pursuant to this Section 9 shall be binding upon the Holders of all Warrants and Warrant Shares, upon each future holder thereof, upon the Company and its stockholders. In the event of any such amendment, modification or waiver, the Company shall give prompt written notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

            (c) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            Section 10. No Fractional Warrant Shares. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares. Warrant Shares will be rounded to the nearest whole share.

            Section 11. Reservation of Warrant Shares. The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant and any other outstanding Warrants.

            Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing (including, telegraphic, telex, facsimile or cable communication) and delivered, mailed telegraphed, telexed, telecopied or cabled:

            (i) if to the Holder, to its address as set forth in records of the Company or the Warrant Agent, if a Warrant Agent is appointed; and

            (ii) if to the Company, to Attention: General Counsel or at such other address as may have been furnished to the Holder in writing by the Company.

            All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective 3 Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

            Section 13. Headings. The headings of the Sections and subsections of this close Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

            Section 14. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. If any action or proceeding shall be brought by the Holder in order to enforce any right or obligation in respect of this Warrant, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction in the State of New York, and agrees that venue will be proper in any such court. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE WARRANT AGREEMENT OR THE WARRANTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

            Section 15. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the original Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

            Section 16. Registration Rights; etc. Each Holder shall be entitled to the benefits of registration, co-sale and other rights pursuant to the Warrant Agreement, and shall be subject to the restrictions on sale or transfer of this Warrant or the Warrant Shares subject hereto, as the case may be, pursuant to the Warrant Agreement.

            IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________, ______.



                                       ANCHOR GLASS CONTAINER CORPORATION


                                       By
                                          ------------------------------------
                                          Title:


Attest: _________________

                                  PURCHASE FORM

                                                       Dated ________________,

            The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___ shares of the Class C Common Stock issuable hereunder, the purchase price of $.10 per share having previously been paid.

                              -----------------

                        INSTRUCTIONS FOR REGISTRATION OF
                                  COMMON STOCK


Name __________________________________________________________________________
            (please typewrite or print in block letters)

Address _______________________________________________________________________

      Signature ________________________________________________________________

                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

Name ___________________________________________________________________
        (please typewrite or print in block letters)

Address ________________________________________________________________________

its right to purchase ___ shares of the Class C Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ______ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ________________________

                                       Signature ________________________

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